Exhibit 99.10
CONSENT OF STOUT RISIUS ROSS, LLC
TKB Critical Technologies 1
400 Continental Boulevard, Suite 600
El Segundo, CA 90245
Attention: Board of Directors

RE:
Joint Proxy Statement / Prospectus of TKB Critical Technologies 1 (“TKB”) and Wejo Group Limited, which forms part of the Registration Statement on Form S-4 of Wejo Holdings Ltd. (the “Registration Statement”)

Members of the Board of Directors:
We hereby consent to the inclusion of our opinion letter, dated January 9, 2023, to the Board of Directors of TKB as Annex G to the Joint Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such Registration Statement, under the headings “QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETINGS AND THE BUSINESS COMBINATION,” “SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS,” “THE BUSINESS COMBINATION – Background of the Business Combination,” “THE BUSINESS COMBINATION – TKB Board’s Reasons for the Business Combination” and “THE BUSINESS COMBINATION – Opinion of Stout to the TKB Board.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission today and not to any amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.
In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated:	April 12, 2023

/s/ Stout Risius Ross, LLC

Stout Risius Ross, LLC